UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2016 (February 16, 2016)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 16, 2016, DSW Shoe Warehouse, Inc. (“DSW Shoe Warehouse”), a wholly owned subsidiary of DSW Inc. (“DSW”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among DSW Shoe Warehouse as buyer, Ebuys, Inc. ( “Ebuys”) as the company being acquired, and the shareholders of Ebuys (collectively, “Sellers”), pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, DSW Shoe Warehouse will acquire all of the issued and outstanding capital stock of Ebuys from the Sellers (the “Acquisition”) upon closing. Immediately following the Acquisition Ebuys will be a wholly owned subsidiary of DSW Shoe Warehouse.

The Acquisition is expected to close after DSW and Ebuys obtain all necessary consents and approvals for consummation of the Acquisition, which is anticipated to be within 30 days. The purchase price to be paid by DSW Shoe Warehouse at closing under the Purchase Agreement is $62.5 million, on a cash-free and debt-free basis, and is subject to a working capital adjustment and other adjustments in accordance with the Purchase Agreement. As additional consideration for the Acquisition, the Sellers may receive future payments contingent on the performance of Ebuys during each of the three complete fiscal years beginning January 2017. The preliminary and provisional fair value of this contingent consideration is estimated to be $55 million, subject to final post-closing adjustments during the measurement period. DSW estimated the fair value of the contingent consideration using a risk-weighted discounted cash flow model. At each future reporting date, DSW will remeasure the contingent consideration liabilities at fair value until the contingencies are resolved in 2020.

The Purchase Agreement contains representations, warranties, covenants and conditions that DSW and Ebuys believe are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in DSW’s public disclosures.

ITEM 8.01 OTHER MATTERS.

On February 17, 2016, DSW issued a press release announcing the execution of the Purchase Agreement and the date for its fourth quarter 2015 earnings release. The press release is attached as Exhibit 99.1.

***

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This communication contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed Acquisition, the expected timing of completion of the Acquisition, future payments to the Sellers based on the future performance of Ebuys as a wholly owned subsidiary of DSW, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Any forward-looking statement made by DSW in this communication speaks only as of the date on which DSW makes it. Factors or events that could cause DSW's actual results to differ may emerge from time to time, including those identified under the heading "Risk Factors" included in DSW's Form 10-K filed with the Securities and Exchange Commission ("SEC"), and other filings that DSW may make with the SEC in the future. DSW does not undertake and specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement dated February 16, 2016, by and among DSW Shoe Warehouse, Inc., Ebuys, Inc., and the shareholders of Ebuys, Inc.*
99.1	Press Release of DSW Inc. dated February 17, 2016.

* Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and DSW agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
		By:	/s/ Mary Meixelsperger
Mary Meixelsperger
Chief Financial Officer, Senior Vice President

Date:	February 17, 2016